EXHIBIT 99.1

Mainstreet Health Investments Announces US$425 Million Transformational Acquisition of 42 US Property Portfolio, New Strategic Investor and Name Change

Toronto, November 17, 2017 – Mainstreet Health Investments (TSX: HLP-U) ("Mainstreet" or the "Company") today announced that it has entered into definitive agreements with Tiptree Inc. (NASDAQ: TIPT) (“Tiptree”) and certain subsidiaries, to acquire Care Investment Trust, LLC (“CareIT”) (the “Transaction”) for an aggregate purchase price of approximately US$425 million (the “Consideration”). CareIT owns a portfolio of 42 seniors housing and care properties comprising 3,718 suites/beds in attractive markets across the United States (the “Portfolio”). Furthermore, Mainstreet intends to change its operating name to Invesque Inc., which will provide the Company with a unique and recognizable name.

Transformative and Strategic Acquisition

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Attractive and Strategic Portfolio Acquisition: The Portfolio is comprised of 35 high quality independent living, assisted living and memory care properties and seven skilled nursing facilities located in growing markets across 11 states. The Portfolio is expected to add eight new states to Mainstreet’s existing platform and strengthens its presence in three states in which it currently owns properties. The Portfolio consists of 24 properties leased to operators under long-term triple-net leases and 18 operating properties in joint venture arrangements with seniors housing operators in which Mainstreet will own the majority of the real estate and the operations.

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Enhanced Scale and Investment Platform: The Transaction increases the scale and scope of Mainstreet’s investment platform to comprise 80 properties with 8,536 suites/beds across the United States and Canada, a 2.6x increase compared to Mainstreet’s initial public offering in June 2016. The Company’s pro forma asset value is expected to increase to US$1.2 billion.

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Transaction Significantly Improves Diversification: The Transaction further diversifies the Company’s operator relationships and geographic footprint. Mainstreet is expected to add eight new operators to its roster of high-quality operating partners and reduce the concentration of its largest operator Symphony, from 56% to 32%. Furthermore, assuming completion of the Transaction, Mainstreet will operate in 18 states and provinces and its concentration in the State of Illinois will be reduced to 31% from 54%.

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Increases Exposure to Private Pay Sector: The Portfolio primarily consists of private pay independent living, assisted living and memory care properties that represent approximately 80% of the Portfolio’s suites/beds. Following the completion of the Transaction, Mainstreet’s portfolio will be comprised of approximately 52% independent living, assisted living and memory care suites and 48% skilled nursing and transitional care beds.

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Attractive Transaction Metrics: The Consideration represents a going-in capitalization rate of approximately 7.7%. Mainstreet is funding the equity portion of the Consideration through the issuance of Mainstreet common shares directly to Tiptree.

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Validation of Embedded Value and Addition of New Strategic Investor: Upon closing, Tiptree will become Mainstreet’s largest shareholder with an ownership interest of approximately 34%. Tiptree will receive Mainstreet shares based upon a fixed issuance price of US$9.75 per common share.

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Accretive Transaction: The Transaction is expected to be accretive to the Company’s 2018E Adjusted Funds from Operations (“AFFO”) per share. The Company also expects to achieve additional synergies over time from operational efficiencies and debt consolidation, neither of which are included in the Company’s underwriting and financial analysis.

Scott White, the Company’s CEO stated, “We are excited to announce the acquisition of CareIT and deliver on our strategic plan to grow our platform, diversify our portfolio and provide significant value for our shareholders. We believe this transaction and the addition of Tiptree as another cornerstone investor will bolster our position in the market and position Mainstreet for the next phase of its growth. This transaction is further evidence of the embedded value in our platform, with a sophisticated investor making a significant investment in our Company.”

Rick Turner, the Company’s Chairman added, “This transaction is a significant achievement for our company and we are excited to announce this acquisition as we continue to deliver on our growth strategy. We expect to continue acquiring high quality properties with strong operators in growing markets.”

Michael Barnes, Tiptree’s Executive Chairman stated, “We are excited to partner with Scott and his team through the combination of our two platforms. We look forward to working together to further create value and upside for both companies’ shareholders.”

Investor Presentation

An investor presentation describing the transaction will be made available on the Company’s website at http://www.mainstreethealthinvestments.com/investor-events-presentations/.

Transaction Overview

The consideration to be paid to Tiptree on closing of the Transaction will consist of the issuance of approximately 16.8 million Mainstreet common shares at a fixed issuance price of US$9.75 per common share (the “Equity Consideration”), subject to certain adjustments. Following the completion of the Transaction, it is expected that Tiptree will own approximately 34% of Mainstreet’s issued and outstanding common shares. In addition to the Equity Consideration, the Company will assume approximately US$261.2 million of in-place property level mortgage financing (the “Debt Financing”) with a weighted average interest rate of approximately 4.7% and a weighted average term to maturity of 4.9 years. Approximately US$114 million of the Debt Financing matures within the next three years, providing the Company with an opportunity to consolidate the property level mortgages into a corporate facility and achieve improved administrative and pricing synergies. The Company’s pro forma leverage will be approximately 57%.

Upon closing of the Transaction, subject to certain conditions set out in a governance and investor rights agreement (the “Governance and Investor Rights Agreement”), Tiptree will have the right to nominate one board member and one board observer (with no voting rights) to Mainstreet’s Board of Directors (the “Board”), which, upon the closing of the Transaction, will be comprised of a total of six board members. Also pursuant to the Governance and Investor Rights Agreement, Tiptree has agreed to a 24 month standstill (the “Standstill”) and to restrictions on the sale of its Equity Consideration for a period ranging from 6 months to 18 months. The Standstill prohibits Tiptree from taking certain specified actions without Mainstreet’s approval, including among other things, launching a takeover bid or increasing its ownership in Mainstreet.

The Transaction is subject to obtaining certain regulatory approvals, including Toronto Stock Exchange (“TSX”) approval, Mainstreet shareholder approval and other customary closing conditions, including consents of certain third parties. In accordance with Section 604(d) of the TSX Company Manual, the Company will initially seek shareholder approval for the issuance of the Equity Consideration by way of written consent of selected shareholders holding more than 50% of the issued and outstanding Mainstreet common shares. In that context, certain shareholders who together, currently own approximately 44% of Mainstreet’s common shares, have entered into voting support agreements in favor of the Transaction and have agreed to provide consents. If the Company is unable to obtain the balance of the requisite consents, the Company intends to call a meeting of shareholders to seek the foregoing approval. Assuming the requisite consents are obtained from shareholders, and customary regulatory and closing conditions are satisfied, the Transaction is expected to be completed during the first quarter of 2018.

Overview of Tiptree Inc.

Tiptree is a diversified holding company with a long-term value creation investment philosophy with a focus on scalable, sustainable and growing businesses and investments. Tiptree is aligned with shareholder interests and has a keen focus on growing shareholder value. Tiptree invests in multiple industry sectors with a focus on real estate, insurance, asset management and specialty finance.

CareIT Portfolio Details

The Portfolio is comprised of 35 independent living, assisted living and memory care properties with 2,962 suites and 7 skilled nursing properties with 756 beds. The Portfolio has an attractive quality mix with more than 80% of revenue expected to be derived from private pay funding sources. The Portfolio is located in attractive and growing markets throughout the Eastern and Southern United States and the properties are similar in quality to Mainstreet’s existing portfolio. The Portfolio consists of 24 properties leased to operators under long-term triple-net leases and 18 operating properties in joint venture arrangements with operators in which Mainstreet will own the majority of the real estate and the operations.

Geographic Footprint(1)
State	Number of Properties	Skilled Nursing Facility	Independent Living	Assisted Living	Memory Care	Total Suites / Beds
	(#)	(#)	(#)	(#)	(#)	(#)
Georgia	10	726	--	92	100	918
Pennsylvania	8	30	--	525	214	769
Virginia	6	--	2	310	87	399
New York	4	--	202	106	25	333
South Carolina	4	--	22	237	24	283
New Jersey	2	--	104	177	--	281
Tennessee	2	--	68	193	15	276
Texas	1	--	176	--	--	176
Maryland	3	--	--	68	72	140
Louisiana	1	--	--	64	13	77
Florida	1	--	--	66	--	66
Total	42	756	574	1,838	550	3,718

(1)	On a consolidated basis.

Mainstreet Pro Forma Portfolio Details

The Transaction represents a significant expansion of the Company’s portfolio, increasing the number of properties from 38 to 80 and the number of suites/beds from 4,818 to 8,536. The Transaction improves the Company’s operator, geographic and property-type diversification. The Company’s EBITDARM coverage following completion of the Transaction will be approximately 1.6x. The tables below provide a more detailed breakdown of the Company’s pro forma portfolio.

Property Type(1)
Property Type	Current		Pro Forma
	Number of Suites / Beds	% of Total	Number of Suites / Beds	% of Total
	(#)	(%)	(#)	(%)
Skilled Nursing Facility	2,681	56%	3,437	40%
Assisted Living	1,126	23%	2,964	35%
Independent Living	200	4%	774	9%
Memory Care	171	4%	721	8%
Transitional Care	640	13%	640	8%
Total	4,818	100%	8,536	100%

(1)	On a consolidated basis.

Top 10 States / Provinces(1)
State / Province	Current		State / Province	Pro Forma
	Number of Suites / Beds	% of Total		Number of Suites / Beds	% of Total
	(#)	(%)		(#)	(%)
Illinois	2,609	54%	Illinois	2,609	31%
Ontario	448	9%	Pennsylvania	1,075	13%
Pennsylvania	306	6%	Georgia	918	11%
Texas	302	6%	New York	590	7%
Kansas	282	6%	Texas	478	6%
New York	257	5%	Ontario	448	5%
California	202	4%	Virginia	399	5%
Arizona	179	4%	South Carolina	283	3%
Indiana	176	4%	Kansas	282	3%
Arkansas	57	1%	New Jersey	281	3%
Other	--	--	Other	1,173	14%
Total	4,818	100%	Total	8,536	100%

(1)	On a consolidated basis.

Top 10 Operators(1)
Operator	Current		Operator	Pro Forma
	Number of Suites / Beds	% of Total		Number of Suites / Beds	% of Total
	(#)	(%)		(#)	(%)
Symphony	2,715	56%	Symphony	2,715	32%
Ensign	569	12%	Greenfield Senior Living	1,065	12%
Autumnwood	448	9%	Traditions Senior Management	803	9%
Saber	306	6%	Heritage Senior Living	594	7%
Hearth	257	5%	Ensign	569	7%
Memory Care America	171	4%	Autumnwood	448	5%
Trilogy	70	1%	Royal Senior Care	409	5%
Providence	94	2%	Inspirit Senior Living	382	4%
Others	188	4%	Saber	306	4%
			Hearth	257	3%
			Others	988	12%
Total	4,818	100%		8,536	100%

(1)	On a consolidated basis.

Re-branding of Mainstreet Health Investments

Concurrent with the Transaction, the Company also announced that it is re-naming and re-branding itself as Invesque Inc. Management believes that the rebranding and related name change will eliminate any possible confusion around the use of the Mainstreet name and other entities that use a similar name. Invesque provides the Company with a unique and recognizable name. The Company seeks to establish a global brand and presence with a clearly defined name. The name change to Invesque Inc. will be effective on or about January 3, 2018, assuming approval by the Company’s shareholders at a Special Meeting of shareholders currently scheduled to be held on January 3, 2018 at 11:00 a.m. at 333 Bay Street, 34th floor, Toronto, Ontario, M5H 2S7 (the “Meeting”). Further information with respect to the Meeting can be found in the Notice of the Meeting to be filed on SEDAR at www.sedar.com.

Advisors

BMO Capital Markets is acting as exclusive financial advisor to Mainstreet in connection with the Transaction. BMO Capital Markets also delivered an opinion to the Board, subject to the assumptions and limitations contained therein, as to the fairness, from a financial point of view, of the Consideration to be paid pursuant to the Transaction. Goodmans LLP is acting as legal advisor to Mainstreet.

Cantor is acting as exclusive financial advisor to Tiptree and CareIT in connection with the Transaction. Morrison Foerster LLP is acting as legal advisor to Tiptree and CareIT.

CareIT Property List

#	Property Name	State	Operator / Manager	Ownership	Suites / Beds(1)
(#)				(%)	(#)
1	Greenfield of Fredericksburg	VA	Greenfield Senior Living	100%	38
2	Greenfield of Stafford	VA	Greenfield Senior Living	100%	62
3	Greenfield of Berryville	VA	Greenfield Senior Living	100%	65
4	The Woodlands Senior Village	NY	Calamar	75%	110
5	Forestview Active Living	NY	Calamar	75%	92
6	Park Terrace at Radisson	NY	Premier Senior Living	100%	65
7	Seneca Lake Terrace	NY	Premier Senior Living	100%	66
8	Heritage Hill	PA	Heritage Senior Living	80%	100
9	Cardinal Village	NJ	Heritage Senior Living	80%	202
10	Belle Reve Senior Living	PA	Heritage Senior Living	80%	92
11	Greenfield Residences at Monument Avenue	VA	Greenfield Senior Living	80%	64
12	Greenfield Residences of Arlington	TX	Greenfield Senior Living	80%	176
13	Greenfield of Oak Ridge	TN	Greenfield Senior Living	80%	127
14	Hudson Manor	FL	Royal Senior Care	80%	66
15	Magnolias of Easley	SC	Royal Senior Care	80%	56
16	Magnolias of Gaffney	SC	Royal Senior Care	80%	90
17	River Oaks	SC	Royal Senior Care	80%	62
18	Royal Oaks	SC	Royal Senior Care	80%	75
19	Greenfield Senior Living at Chesapeake	VA	Greenfield Senior Living	100%	74
20	Greenfield Senior Living at Bel Air	MD	Greenfield Senior Living	100%	52
21	Greenfield Senior Living at Cockeysville	MD	Greenfield Senior Living	100%	32
22	Greenfield Senior Living at Graysonview	PA	Greenfield Senior Living	100%	96
23	Greenfield Senior Living at Hagerstown	MD	Greenfield Senior Living	100%	56
24	Greenfield Senior Living at Cross Keys	NJ	Greenfield Senior Living	100%	79
25	The Birches at Newtown	PA	Heritage Senior Living	80%	115
26	Harbor at Harmony Crossing	GA	Royal Senior Care	65%	60
27	The Birches at Arbour Square	PA	Heritage Senior Living	90%	85
28	Oakwood Village Senior Living	LA	Traditions Senior Management	100%	77
29	Hilltop, an Inspirit Senior Living Community	VA	Inspirit Senior Living	90%	96
30	Greenfield Senior Living of Lansdale	PA	Greenfield Senior Living	80%	144
31	Foxbridge, an Inspirit Senior Living Community	TN	Inspirit Senior Living	90%	149
32	Hope Center Memory Care	GA	Phoenix Senior Living	90%	64
33	Calhoun Health Care Center	GA	Traditions Senior Management	90%	100
34	Chatsworth Health Care Center	GA	Traditions Senior Management	90%	120
35	East Lake Arbor Health Care	GA	Traditions Senior Management	90%	103
36	Fairburn Health Care Center	GA	Traditions Senior Management	90%	120
37	Grandview Health Care Center	GA	Traditions Senior Management	90%	60
38	Maple Ridge Health Care Center	GA	Traditions Senior Management	90%	74
39	Rosemont at Stone Mountain	GA	Traditions Senior Management	90%	149
40	The Willow, an Inspirit Senior Living Community	PA	Inspirit Senior Living	95%	67
41	The Palmerton, an Inspirit Senior Living Community	PA	Inspirit Senior Living	95%	70
42	Phoenix At Albany	GA	Phoenix Senior Living	100%	68
Total				87%	3,718

(1)	On a consolidated basis.

About Mainstreet Health Investments

Mainstreet Health Investments Inc. / Invesque is a health care real estate company with a portfolio of high quality properties located in the United States and Canada and operated by the best-in-class senior living and care operators. Our mission is to create long-term shareholder value while providing an investment opportunity that matters. For more information visit www.mainstreethealthinvestments.com.

For further information:

Scott White
CEO
swhite@maininvest.com
(201) 927-4758

Non-IFRS Financial Measures

FFO, AFFO and capitalization rate (which is a function of net operating income) are not measures recognized under IFRS and do not have a standardized meaning prescribed by IFRS. Such measures are presented in this news release because management of the Company believes that such measures are relevant in interpreting the purchase price metrics and performance of acquisitions. Such measures, as computed by the Company, may differ from similar computations as reported by other similar organizations and, accordingly, may not be comparable to the measures reported by such other organizations. Please see the Company’s most recent management’s discussion and analysis, which is available on SEDAR at www.sedar.com, for how the Company reconciles FFO, AFFO and net operating income to the nearest IFRS measure.

Forward-looking Information

This news release may contain forward-looking statements (within the meaning of applicable securities laws) relating to the business of the Company and the environment in which it operates. Forward-looking statements are identified by words such as "believe", "anticipate", “project”, "expect", "intend", "plan", "will", "may" "estimate", “pro forma” and other similar expressions. These statements are based on the Company's expectations, estimates, forecasts and projections and include, without limitation, statements regarding the completion of the Transaction and the timing thereof, the benefits of the Transaction (including the extent it will be accretive to the Company’s FFO and AFFO per share), the expectation that additional synergies will be achieved, the approval of the issuance of the Equity Consideration and going in cap rates. The forward-looking statements in this news release are based on certain assumptions, including that all conditions to completion of the Transaction (including obtaining the written consent of selected shareholders holding more than 50% of the issued and outstanding Mainstreet common shares or otherwise obtaining shareholder approval at a meeting of shareholders) will be satisfied or waived, and that the Transaction will be completed. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, risks that the conditions to the completion of the Transaction will not be satisfied or waived, that the Transaction will otherwise not be completed or that the Portfolio will not perform or be integrated as expected, as well as the factors discussed under the heading "Risk Factors" in the Company's annual information form available at www.sedar.com. There can be no assurance that forward-looking statements will prove to be accurate as actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, these forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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